Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES SECOND QUARTER 2014 RESULTS

NEW YORK, July 30, 2014 – MetLife, Inc. (NYSE: MET) today reported the following results for the second quarter of 2014:

MetLife reported operating earnings* of $1.6 billion, unchanged from the second quarter of 2013. On a per share basis, operating earnings were $1.39, down 3 percent over the prior year quarter. Operating earnings in the Americas grew 5 percent. Operating earnings in Asia decreased 3 percent on a reported basis and were down 1 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) increased 37 percent on a reported basis and were up 41 percent on a constant currency basis.

Second quarter 2014 operating earnings included the following items:

•	a reserve adjustment related to disability premium waivers in retail life, which increased operating earnings by $56 million or $0.05 per share, after tax

•	unfavorable catastrophe loss experience, partially offset by favorable prior year development, which decreased operating earnings by $21 million or $0.02 per share, after tax

•	variable investment income above the company’s 2014 quarterly plan range by $11 million, or $0.01 per share, after tax and the impact of deferred policy acquisition costs (DAC)

On a GAAP basis, MetLife reported second quarter 2014 net income of $1.3 billion, or $1.17 per share. Net income includes $202 million, after tax, in net derivative gains, reflecting a decline in interest rates. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment. Other notable items that explain the difference between net income and operating earnings in the second quarter include charges associated with asymmetrical GAAP accounting treatment, net investment losses and costs related to certain variable annuity guarantees.

Premiums, fees & other revenues* were $12.7 billion, up 6 percent (8 percent on a constant currency basis) over the second quarter of 2013.

Book value, excluding accumulated other comprehensive income (AOCI)*, was $50.14 per share, up from $47.20 in the second quarter of 2013.

“MetLife’s second quarter results demonstrated the benefit of our diverse business mix, as strong investment margins and favorable market performance helped offset unfavorable underwriting results,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We continue to carefully manage expenses and execute on our strategy to maximize shareholder value.”

SECOND QUARTER 2014 SUMMARY

($ in millions, except per share data)	For the three months ended June 30,
	2014	2013	Change
Premiums, fees & other revenues	$12,706	$11,938	6%
Total operating revenues	$17,801	$16,995	5%

Net income (loss)	$1,335	$471	—
Net income (loss) per share	$1.17	$0.43	—

Operating earnings	$1,590	$1,585	—
Operating earnings per share	$1.39	$1.43	(3)%

Book value per share	$59.96	$52.85	13%
Book value per share, excluding AOCI	$50.14	$47.20	6%

*

Information regarding the non-GAAP financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Second Quarter 2014 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the second quarter 2014 in the business discussions that follow are with the second quarter of 2013, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas were $1.4 billion, up 5 percent, driven by Latin America, Retail and Corporate Benefit Funding. Premiums, fees & other revenues were $9.6 billion, up 10 percent, and excluding pension closeouts, up 9 percent.

Retail

Operating earnings for Retail were $652 million, up 12 percent primarily due to favorable market performance and the benefit from the previously mentioned retail life reserve adjustment, partially offset by unfavorable underwriting results. Premiums, fees & other revenues were $3.3 billion, up 8 percent due to separate account growth and higher income annuity sales.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $205 million, down 25 percent due to unfavorable underwriting results in non-medical health. Premiums, fees & other revenues were $4.3 billion, up 6 percent reflecting business growth and experience adjustments on participating group life business.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $374 million, up 8 percent due to higher interest margins as well as favorable expense margins. Premiums, fees & other revenues were $816 million, up 29 percent due to increased structured settlements and pension closeouts.

Latin America

Operating earnings for Latin America were $160 million, up 28 percent on a reported basis and 40 percent on a constant currency basis, reflecting the ProVida acquisition. Operating earnings were down 10 percent on a constant currency basis excluding ProVida, due to certain one-time items and unfavorable underwriting. Premiums, fees & other revenues were $1.1 billion, up 16 percent on a reported basis, and up 27 percent on a constant currency basis. Premiums, fees & other revenues were up 18 percent on a constant currency basis excluding ProVida.

ASIA

Operating earnings for Asia were $319 million, down 3 percent on a reported basis. Adjusting for changes in foreign currencies, primarily the Japanese Yen, operating earnings were down 1 percent, as strong growth elsewhere in Asia was offset by expected lower surrender fee income from certain foreign currency fixed annuity products in Japan. Premiums, fees & other revenues were $2.3 billion, down 5 percent on a reported basis, and down 2 percent on a constant currency basis, also due to expected lower surrender fee revenues in Japan. Total sales for the region decreased 12 percent as planned product actions in Japan were implemented. This impact more than offset strong sales growth in China and Korea.

EMEA

Operating earnings for EMEA were $93 million, up 37 percent on a reported basis, and 41 percent on a constant currency basis aided by one-time items including $7 million in tax-related items in the quarter. Operating earnings for the second quarter of 2013 were negatively impacted by $4 million from two large and primarily offsetting items. Premiums, fees & other revenues were $712 million, up 3 percent on a reported basis and up 1 percent on a constant currency basis. Total sales for the region increased 3 percent, with emerging markets up 10 percent, driven by growth in Poland and Turkey.

INVESTMENTS

Net investment income was unchanged at $5.1 billion. Variable investment income was $342 million ($221 million, after tax and DAC), compared with $312 million ($202 million, after tax and DAC) in the second quarter of 2013.

Declines in interest rates during the quarter are reflected in derivative net gains of $71 million, after tax and other adjustments. Derivative net losses in the second quarter of 2013 were $1.1 billion, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other had an operating loss of $213 million compared with an operating loss of $140 million in the second quarter of 2013, due to expenses related to company initiatives and regulatory compliance as well as a charge related to the timing of certain tax credits.

Conference Call

MetLife will hold its second quarter 2014 earnings conference call and audio webcast on Thursday, July 31, 2014, from 8-9 a.m. EDT. The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-553-0288 (U.S.) or 612-332-0335 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. EDT on Thursday, July 31, 2014, until Thursday, August 7, 2014, at 11:59 p.m. EDT. To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 314847. To access the replay of the conference call over the Internet, visit the above-mentioned website.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, premiums, fees and other revenues, and operating return on equity, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, premiums, fees and other revenues (operating), and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Second Quarter 2014 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations;

(8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (26) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (27) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (28) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (29) changes in accounting standards, practices and/or policies; (30) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) inability to attract and retain sales representatives; (33) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

#  #  #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders (1)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,853	$9,157	$19,070	$18,260
Universal life and investment-type product policy fees	2,360	2,281	4,683	4,492
Net investment income	5,095	5,057	10,180	10,139
Other revenues	493	500	984	981

Total operating revenues	17,801	16,995	34,917	33,872

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,964	9,174	19,337	18,199
Interest credited to policyholder account balances	1,425	1,521	2,826	3,075
Capitalization of DAC	(1,031)	(1,212)	(2,077)	(2,468)
Amortization of DAC and VOBA	1,025	1,105	2,075	2,121
Amortization of negative VOBA	(99)	(124)	(202)	(255)
Interest expense on debt	299	287	593	575
Other expenses	3,979	4,009	7,930	8,092

Total operating expenses	15,562	14,760	30,482	29,339

Operating earnings before provision for income tax	2,239	2,235	4,435	4,533
Provision for income tax expense (benefit)	618	619	1,222	1,260

Operating earnings	1,621	1,616	3,213	3,273
Preferred stock dividends	31	31	61	61

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,590	$1,585	$3,152	$3,212

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,621	$1,616	$3,213	$3,273
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (2), (3)	(125)	110	(536)	424
Net derivative gains (losses)	311	(1,690)	654	(2,320)
Premiums	20	1	22	49
Universal life and investment-type product policy fees	98	90	196	170
Net investment income	164	225	114	1,220
Other revenues	(3)	(10)	(16)	(11)
Policyholder benefits and claims and policyholder dividends	(421)	(115)	(675)	(798)
Interest credited to policyholder account balances	(284)	(325)	(352)	(1,361)
Capitalization of DAC	1	—	1	—
Amortization of DAC and VOBA	(37)	147	(45)	339
Amortization of negative VOBA	12	14	24	29
Interest expense on debt	(13)	(34)	(31)	(67)
Other expenses (3)	(12)	(87)	(15)	(399)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit (3), (4)	44	566	164	955

Income (loss) from continuing operations, net of income tax	1,376	508	2,718	1,503
Income (loss) from discontinued operations, net of income tax	—	2	(3)	(1)

Net income (loss)	1,376	510	2,715	1,502
Less: Net income (loss) attributable to noncontrolling interests	10	8	21	14

Net income (loss) attributable to MetLife, Inc.	1,366	502	2,694	1,488
Less: Preferred stock dividends	31	31	61	61

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,335	$471	$2,633	$1,427

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2014		2013		2014		2013
	Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (5)		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (5)
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders (1)
Operating earnings available to common shareholders	$1,590	$1.39	$1,585	$1.43	$3,152	$2.76	$3,212	$2.91

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (2), (3)	(125)	(0.11)	110	0.10	(536)	(0.47)	424	0.38
Add: Net derivative gains (losses)	311	0.27	(1,690)	(1.53)	654	0.57	(2,320)	(2.10)
Add: Goodwill impairment	—	—	—	—	—	—	—	—
Add: Other adjustments to continuing operations (3)	(475)	(0.41)	(94)	(0.08)	(777)	(0.67)	(829)	(0.75)
Add: Provision for income tax (expense) benefit (3), (4)	44	0.04	566	0.52	164	0.14	955	0.86
Add: Income (loss) from discontinued operations, net of income tax	—	—	2	—	(3)	—	(1)	—
Less: Net income (loss) attributable to noncontrolling interests	10	0.01	8	0.01	21	0.02	14	0.01

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,335	$1.17	$471	$0.43	$2,633	$2.31	$1,427	$1.29

Weighted average common shares outstanding - diluted		1,142.3		1,106.7		1,140.8		1,104.7

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues (1)
Total operating premiums, fees and other revenues	$12,706	$11,938	$24,737	$23,733
Add: Adjustments to premiums, fees and other revenues	115	81	202	208

Total premiums, fees and other revenues	$12,821	$12,019	$24,939	$23,941

Reconciliation to GAAP Revenues and GAAP Expenses (1)
Total operating revenues	$17,801	$16,995	$34,917	$33,872
Add: Net investment gains (losses) (2), (3)	(125)	110	(536)	424
Add: Net derivative gains (losses)	311	(1,690)	654	(2,320)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	3	5	6	2
Add: Other adjustments to revenues	276	301	310	1,426

Total revenues	$18,266	$15,721	$35,351	$33,404

Total operating expenses	$15,562	$14,760	$30,482	$29,339
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	63	(104)	64	(182)
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to expenses (3)	691	504	1,029	2,439

Total expenses	$16,316	$15,160	$31,575	$31,596

	June 30,
	2014	2013
Book Value Per Common Share (6)
Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding)	$50.14	$47.20
Add: Accumulated other comprehensive income (loss) per common share	9.82	5.65

Book value per common share - (actual common shares outstanding)	$59.96	$52.85

Common shares outstanding, end of period (In millions)	1,126.6	1,096.6

Three Months Ended June 30,
2014
Return on MetLife, Inc.’s Common Equity (7)
Operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (8)	11.4%
Operating return on MetLife, Inc.’s common equity (8)	9.7%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (9)	9.5%
Return on MetLife, Inc.’s common equity (9)	8.1%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
	(In millions)		(In millions)
Total Americas Operations: (1)
Operating earnings available to common shareholders	$1,391	$1,327	$2,729	$2,620
Add: Net investment gains (losses) (2)	(189)	1	(706)	113
Add: Net derivative gains (losses)	429	(968)	715	(1,139)
Add: Other adjustments to continuing operations	(484)	133	(759)	(191)
Add: Provision for income tax (expense) benefit	62	296	231	429
Add: Income (loss) from discontinued operations, net of income tax	—	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	4	—	9	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,205	$789	$2,198	$1,832

Retail:
Operating earnings available to common shareholders	$652	$581	$1,264	$1,207
Add: Net investment gains (losses)	10	23	16	96
Add: Net derivative gains (losses)	225	(421)	296	(577)
Add: Other adjustments to continuing operations	(274)	(32)	(421)	(296)
Add: Provision for income tax (expense) benefit	14	150	39	272
Add: Income (loss) from discontinued operations, net of income tax	—	—	(2)	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$627	$301	$1,192	$702

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$205	$275	$393	$505
Add: Net investment gains (losses)	10	(28)	(1)	(11)
Add: Net derivative gains (losses)	71	(310)	187	(439)
Add: Other adjustments to continuing operations	(42)	(45)	(81)	(85)
Add: Provision for income tax (expense) benefit	(14)	134	(37)	187

Net income (loss) available to MetLife, Inc.’s common shareholders	$230	$26	$461	$157

Corporate Benefit Funding: (1)
Operating earnings available to common shareholders	$374	$346	$729	$640
Add: Net investment gains (losses) (2)	(195)	(3)	(736)	19
Add: Net derivative gains (losses)	125	(209)	228	(104)
Add: Other adjustments to continuing operations	(22)	39	(24)	84
Add: Provision for income tax (expense) benefit	24	61	172	—
Add: Income (loss) from discontinued operations, net of income tax	—	—	(1)	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$306	$234	$368	$639

Latin America:
Operating earnings available to common shareholders	$160	$125	$343	$268
Add: Net investment gains (losses)	(14)	9	15	9
Add: Net derivative gains (losses)	8	(28)	4	(19)
Add: Other adjustments to continuing operations	(146)	171	(233)	106
Add: Provision for income tax (expense) benefit	38	(49)	57	(30)
Less: Net income (loss) attributable to noncontrolling interests	4	—	9	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$42	$228	$177	$334

Asia:
Operating earnings available to common shareholders	$319	$330	$647	$663
Add: Net investment gains (losses) (3)	82	85	239	213
Add: Net derivative gains (losses)	(35)	(486)	(42)	(1,038)
Add: Other adjustments to continuing operations (3)	(6)	(117)	(18)	(386)
Add: Provision for income tax (expense) benefit (3), (10)	(27)	154	(68)	437
Add: Income (loss) from discontinued operations, net of income tax	—	(1)	—	(4)
Less: Net income (loss) attributable to noncontrolling interests	4	5	10	9

Net income (loss) available to MetLife, Inc.’s common shareholders	$329	$(40)	$748	$(124)

EMEA:
Operating earnings available to common shareholders	$93	$68	$181	$155
Add: Net investment gains (losses)	2	23	(7)	39
Add: Net derivative gains (losses)	49	(4)	87	(10)
Add: Other adjustments to continuing operations	31	(21)	30	(13)
Add: Provision for income tax (expense) benefit	(38)	3	(51)	(19)
Less: Net income (loss) attributable to noncontrolling interests	1	—	1	2

Net income (loss) available to MetLife, Inc.’s common shareholders	$136	$69	$239	$150

Corporate & Other: (1)
Operating earnings available to common shareholders	$(213)	$(140)	$(405)	$(226)
Add: Net investment gains (losses)	(20)	1	(62)	59
Add: Net derivative gains (losses)	(132)	(232)	(106)	(133)
Add: Other adjustments to continuing operations	(16)	(89)	(30)	(239)
Add: Provision for income tax (expense) benefit (11)	47	113	52	108
Add: Income (loss) from discontinued operations, net of income tax	—	3	—	3
Less: Net income (loss) attributable to noncontrolling interests	1	3	1	3

Net income (loss) available to MetLife, Inc.’s common shareholders	$(335)	$(347)	$(552)	$(431)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
	(In millions)
Revenues
Premiums	$9,873	$9,158	$19,092	$18,309
Universal life and investment-type product policy fees	2,458	2,371	4,879	4,662
Net investment income	5,259	5,282	10,294	11,359
Other revenues	490	490	968	970
Net investment gains (losses) (2):
Other-than-temporary impairments on fixed maturity securities	(9)	(35)	(23)	(64)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(6)	(4)	(2)	(35)
Other net investment gains (losses)	(110)	149	(511)	523

Total net investment gains (losses)	(125)	110	(536)	424
Net derivative gains (losses)	311	(1,690)	654	(2,320)

Total revenues	18,266	15,721	35,351	33,404

Expenses
Policyholder benefits and claims	9,988	8,960	19,312	18,355
Interest credited to policyholder account balances	1,709	1,846	3,178	4,436
Policyholder dividends	397	329	700	642
Other expenses	4,222	4,025	8,385	8,163

Total expenses	16,316	15,160	31,575	31,596

Income (loss) from continuing operations before provision for income tax	1,950	561	3,776	1,808
Provision for income tax expense (benefit)	574	53	1,058	305

Income (loss) from continuing operations, net of income tax	1,376	508	2,718	1,503
Income (loss) from discontinued operations, net of income tax	—	2	(3)	(1)

Net income (loss)	1,376	510	2,715	1,502
Less: Net income (loss) attributable to noncontrolling interests	10	8	21	14

Net income (loss) attributable to MetLife, Inc.	1,366	502	2,694	1,488
Less: Preferred stock dividends	31	31	61	61

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,335	$471	$2,633	$1,427

(1)

Certain amounts in the prior periods have been reclassified to conform with the current period segment presentation. In the first quarter of 2014, MetLife, Inc. began reporting the operations of MetLife Assurance Ltd. as divested business.

(2)

The three months and six months ended June 30, 2014 include a pretax net investment loss of $138 million and $633 million, respectively, related to the sale of the wholly-owned subsidiary, MetLife Assurance Ltd.

(3)

The three months and six months ended June 30, 2013 include net investment gains of $8 million and $19 million, respectively, expenses of $0 and $154 million, respectively, and a tax benefit of $0 and $119 million, respectively, which are related to a settlement of an acquisition tax contingency.

(4)	The three months and six months ended June 30, 2014 include a charge of $23 million related to the timing of certain tax credits.
(5)

For the three months and six months ended June 30, 2013, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share - diluted and net income (loss) available to MetLife, Inc.’s common shareholders per common share - diluted.

(6)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.
(7)	Annualized using quarter-to-date results.
(8)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.
(9)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.
(10)	The three months and six months ended June 30, 2014 include a charge of $13 million related to the timing of certain tax credits.
(11)	The three months and six months ended June 30, 2014 include a charge of $10 million related to the timing of certain tax credits.